
                                                                                                                 Exhibit 12

                                              KIMBERLY-CLARK CORPORATION AND SUBSIDIARIES
                                               Computation of Earnings to Fixed Charges
                                                     (Dollar amounts in millions)


                                            Three Months
                                               Ended
                                              March 31                           Year Ended December 31
                                        ------------------    -------------------------------------------------------------
                                          2002       2003        1998         1999         2000         2001          2002
                                        ------------------    -------------------------------------------------------------

Consolidated Companies
   Income before income taxes ........  $621.9     $541.1     $1,523.3     $2,251.7     $2.436.0     $2,164.4      $2,297.4
   Interest expense ..................    46.7       43.0        198.7        213.1        221.8        191.6         182.1
   Interest factor in rent expense ...    13.3       15.0         52.3         50.5         48.6         53.5          55.7
   Amortization of capitalized
     interest ........................     2.9        3.1          9.4         10.0          9.6         10.8          12.0

Equity Affiliates
   Share of 50%-owned:
     Income before income
       taxes .........................    (1.2)       2.0         47.6         43.4         43.0          (.6)         (2.2)
     Interest expense ................      .5         .5          9.9          8.0          7.5          5.5           2.7
     Interest factor in rent
       expense .......................       -          -          1.2           .9           .9           .8            .1
     Amortization of capitalized
       interest.......................       -          -           .5           .6           .5           .2             -
   Distributed income of less than
       50%-owned .....................       -          -         98.1         88.0         96.4        103.8         104.3
                                        ------     ------     --------     --------     --------     --------      --------

Earnings .............................  $684.1     $604.7     $1,941.0     $2,666.2     $2,864.3     $2,530.0      $2,652.1
                                        ======     ======     ========     ========     ========     ========      ========

Consolidated Companies
   Interest expense ..................  $ 46.7     $ 43.0     $  198.7     $  213.1     $  221.8     $  191.6      $  182.1
   Capitalized interest ..............     2.1        2.3         12.4         12.9         20.9         19.6          11.0
   Interest factor in rent expense ...    13.3       15.0         52.3         50.5         48.6         53.5          55.7

Equity Affiliates
   Share of 50%-owned:
     Interest and capitalized
       interest ......................      .5         .9         10.0          8.1          7.5          5.5           2.7
     Interest factor in rent
       expense .......................       -          -          1.2           .9           .9           .8            .1
                                        ------     ------     --------     --------     --------     --------      --------

Fixed Charges ........................  $ 62.6     $ 61.2     $  274.6     $  285.5     $  299.7     $  271.0      $  251.6
                                        ======     ======     ========     ========     ========     ========      ========

         Ratio of earnings to
           fixed charges .............   10.93       9.88         7.07         9.34         9.56         9.34         10.54
                                        ======     ======     ========     ========     ========     ========      ========

Note:  The Corporation is contingently liable as guarantor, or directly liable as the original obligor, for certain debt and lease obligations of S.D. Warren Company, which was sold in December 1994. The buyer provided the Corporation with a letter of credit from a major financial institution guaranteeing repayment of these obligations. No losses are expected from these arrangements and they have not been included in the computation of earnings to fixed charges.


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